HOLLYER BRADY SMITH TROXELL
           BARRETT ROCKETT HINES & MONE LLP
                   551 Fifth Avenue
                  New York, NY 10176

                  Tel: (212) 818-1110
                  FAX: (212) 818-0494


                        October 28, 1999


To the Trustees of Narragansett Insured Tax-Free Income Fund

     We consent to the incorporation by reference into post-effective amendment No. 10 under the 1933 Act and No. 12 under the 1940 Act of our opinion dated October 29, 1997.


                         Hollyer Brady Smith Troxell
                         Barrett Rockett Hines & Mone LLP

                         /s/ W.L.D. Barrett

                         by__________________________
                                 Partner